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                                                          Exhibit 99.11


                           COOPERS & LYBRAND L.L.P.

                           a professional services firm


                    Consent of Independent Accountants


To the Board of Trustees and Shareholders of Pasadena Investment Trust:

We consent to the incorporation by reference in Post-Effective Amendment
No. 23 to the Registration Statement on Form N-1A of Pasadena Investment Trust (File Nos. 33-1922 and 811-4506) of our report dated February 14, 1997 on our audit of the financial statements and financial highlights of The Pasadena Growth Fund, The Pasadena Nifty Fifty Fund, The Pasadena Balanced Return Fund, The Pasadena Small & Mid-Cap Growth Fund, and The Pasadena Global Growth Fund which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Registration Statement. We also consent to the references of our Firm under the captions "Financial Highlights" and "General Information" in the Prospectus.


                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 31, 1997